EXHIBIT 99.1

PRESS R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	Lori Jones	Geoff High
	Chief Financial Officer	303-393-7044
	210-657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS NAMES WAYNE FUQUAY AS CEO

SAN ANTONIO, Texas – March 30, 2004 _ Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap: ANLT), a leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced Wayne B. Fuquay has been named chief executive officer. Livingston Kosberg, ASI’s Chairman, has served as interim CEO since March 1, 2004.

Fuquay joins ASI after more than 17 years as managing principal of a Houston-based corporate consulting firm focused on operational enhancements, crisis management and company turnarounds. He has served both public and private companies in a broad range of industries, including manufacturing, distribution, retail, energy and business services. His accomplishments include the successful reorganization and the financial restructuring of several multi-million dollar businesses in a range of industries. ASI will issue inducement stock options to Mr. Fuquay enabling him to purchase 75,000 shares of ASI stock at $1.50 per share, to be earned, or vested, during his first year of service.

Kosberg, who will retain his position as chairman, stated, “Wayne has helped several companies identify and implement new strategies designed to accelerate corporate growth, improve financial performance and enhance shareholder value. He is very knowledgeable about the types of services we perform and the long-term contracts we execute on behalf of our clients. We are very fortunate he has chosen to join ASI and look forward to his leadership and strategic initiatives.”

Fuquay stated, “ASI has overcome several significant challenges during the last three years and is now entering an important new phase in its corporate evolution. The Company has established a leadership role within key segments of the GIS sector, and we intend to leverage that position to expand our service base and capture a greater share of the data maintenance market. I am encouraged by the strength and enthusiasm of the ASI team and look forward to playing a leadership role with this talented group of professionals.”

Mr. Fuquay holds a bachelor of business administration from Texas Tech University and a master of business administration from the University of Dallas.

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Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company’s actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business—”risk factors” and elsewhere in the Company’s Annual Report on Form 10-K

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